Exhibit 21
Subsidiaries of Teleflex Incorporated
as of December 31, 2018

	Entity Name	Jurisdiction of Formation
1.	1902 Federal Road, LLC	Delaware
2.	Airfoil Technologies International-Ohio, Inc.	Delaware
3.	Arrow Internacional de Chihuahua, S.A. de C.V.	Mexico
4.	Arrow Internacional de Mexico, S.A. de C.V.	Mexico
5.	Arrow International CR, a.s.	Czech Republic
6.	Arrow International Investment Corp.	Delaware
7.	Arrow International, Inc.	Pennsylvania
8.	Arrow Interventional, Inc.	Delaware
9.	Arrow Medical Holdings B.V.	Netherlands
10.	Daqing Medical Device (Tianjin) Co., Ltd.	China
11.	Distribuidora Arrow, S.A. de C.V.	Mexico
12.	EON Surgical Ltd.	Israel
13.	Essential Medical, Inc.	Delaware
14.	Hudson Respiratory Care Tecate, S. de R.L. de C.V.	Mexico
15.	ICOR AB1	Sweden
16.	IH Holding LLC	Delaware
17.	Inmed Manufacturing Sdn. Bhd.	Malaysia
18.	LMA Urology Limited	Seychelles
19.	Medical Innovation B.V.	Netherlands
20.	Medical Service GmbH	Germany
21.	NeoTract Australia Pty Ltd	Australia
22.	NeoTract International, Inc.	Delaware
23.	NeoTract, Inc.	Delaware
24.	Osprey Insurance Company	Arizona
25.	Pyng Medical Corp.	Canada
26.	Pyng Medical USA Corp.	Washington
27.	Rusch Asia Pacific Sdn. Bhd.[2]	Malaysia
28.	Rüsch Austria GmbH	Austria
29.	Rusch Mexico, S.A. de C.V.	Mexico
30.	Rusch Uruguay Ltda.	Uruguay
31.	Simal SA	Belgium
32.	Sometec Holdings SAS	France
33.	T.K. India Private Ltd.	India
34.	Technology Holding Company II	Delaware
35.	Technology Holding Company III	Delaware
36.	Teleflex Care[3]	Bermuda
37.	Teleflex Development Unlimited Company	Ireland
38.	Teleflex Funding LLC	Delaware

39.	Teleflex Health Ltd.	Bermuda
40.	Teleflex Holding Netherlands B.V.	Netherlands
41.	Teleflex Holding Singapore Pte. Ltd.	Singapore
42.	Teleflex Innovations S.à r.l.	Luxembourg
43.	Teleflex Korea Ltd.	South Korea
44.	Teleflex Life Sciences Unlimited Company[4]	Ireland
45.	Teleflex LLC	Delaware
46.	Teleflex Lux Holding S.à r.l.	Luxembourg
47.	Teleflex Manufacturing Unlimited Company	Ireland
48.	Teleflex Medical (Proprietary) Limited[5]	South Africa
49.	Teleflex Medical Asia Pte. Ltd.[6]	Singapore
50.	Teleflex Medical Australia Pty Ltd[7]	Australia
51.	Teleflex Medical B.V.	Netherlands
52.	Teleflex Medical Brasil Serviços e Comércio de Produtos Médicos Ltda.	Brazil
53.	Teleflex Medical BVBA[8]	Belgium
54.	Teleflex Medical Canada Inc.[9]	Canada
55.	Teleflex Medical Chile SpA	Chile
56.	Teleflex Medical Colombia S.A.S.	Colombia
57.	Teleflex Medical de Mexico, S. de R.L. de C.V.	Mexico
58.	Teleflex Medical Devices S.à r.l.	Luxembourg
59.	Teleflex Medical EDC BVBA[10]	Belgium
60.	Teleflex Medical Europe Limited	Ireland
61.	Teleflex Medical GmbH	Germany
62.	Teleflex Medical GmbH[11]	Switzerland
63.	Teleflex Medical Hellas s.a.[12]	Greece
64.	Teleflex Medical Incorporated[13]	California
65.	Teleflex Medical Japan, Ltd.[14]	Japan
66.	Teleflex Medical New Zealand[15]	New Zealand
67.	Teleflex Medical Private Limited	India
68.	Teleflex Medical S.r.l.	Italy
69.	Teleflex Medical SAS[16]	France
70.	Teleflex Medical Sdn. Bhd.[17]	Malaysia
71.	Teleflex Medical Taiwan Ltd.	Taiwan
72.	Teleflex Medical Technology Ltd	Cyprus
73.	Teleflex Medical Trading (Shanghai) Co., Ltd.	China
74.	Teleflex Medical Tuttlingen GmbH[18]	Germany
75.	Teleflex Medical, S.A.[19]	Spain
76.	Teleflex Medical, s.r.o.	Czech Republic
77.	Teleflex Medical, s.r.o.[20]	Slovakia
78.	Teleflex Polska sp. z o.o.	Poland
79.	Teleflex Production Unlimited Company	Ireland
80.	Teleflex Properties Ireland Limited	Ireland
81.	Teleflex Research S.à r.l.	Luxembourg

82.	Teleflex Urology Limited[21]	Ireland
83.	TFX Aviation Inc.[22]	California
84.	TFX Development LLC	Delaware
85.	TFX Engineering Ltd.	Bermuda
86.	TFX Equities Incorporated	Delaware
87.	TFX Group Limited	United Kingdom
88.	TFX Holding GmbH	Germany
89.	TFX International SAS[23]	France
90.	TFX Medical Wire Products, Inc.	Delaware
91.	TFX North America Inc.	Delaware
92.	The Laryngeal Mask Company (Malaysia) Sdn. Bhd.	Malaysia
93.	The Laryngeal Mask Company (Singapore) Pte. Ltd.	Singapore
94.	The Laryngeal Mask Company Limited	Seychelles
95.	Truphatek Holdings (1993) Limited	Israel
96.	Truphatek International Limited	Israel
97.	Truphatek Product Resources India Private Limited	India
98.	Vascular Solutions LLC[24]	Minnesota
99.	Vascular Solutions Zerusa Limited	Ireland
100.	Weck Closure Systems, LLC	Delaware
101.	Willy Rüsch GmbH	Germany
102.	WIRUTEC Rüsch Medical Vertriebs GmbH	Germany

__________________________________________________
1. Formerly Steamer Holding AB
2. Formerly Inmed (Malaysia) Holdings Sdn. Berhad
3. Formerly Teleflex Care Ltd.
4. Formerly Teleflex Life Sciences
5. Formerly Arrow Africa (Pty) Limited
6. Formerly Pilling Weck (Asia) PTE Ltd. and Rusch-Pilling (Asia) PTE LTD.
7. Formerly LMA PacMed Pty Ltd
8. Formerly W. Pabisch NV
9. Formerly GFI Control Systems Inc.; Teleflex Holding Company Ltd.
10. Formerly Arrow International EDC NV
11. Formerly Arrow Swiss GmbH
12. Formerly Arrow Hellas A.E.E.
13. Formerly Hudson Respiratory Care Inc.
14. Formerly Arrow Japan, Ltd.
15. Formerly LMA NZ Limited
16. Formerly Rusch Pilling S.A.
17. Formerly Rusch Sdn. Berhad
18. Formerly KMedic Europe GmbH
19. Formerly Rusch Medica Espana SA
20. Formerly Arrow Slovensko Piešt’any s.r.o.
21. Formerly Davik Limited
22. Formerly Telair International Incorporated and The Talley Corporation
23. Formerly Rusch International SA
24. Formerly Vascular Solutions, Inc.